UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2021

DAVITA INC.
(Exact name of registrant as specified in its charter)

DE	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver,	CO	80202
(Address of principal executive offices including Zip Code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Issuance and Sale of Additional 4.625% Senior Notes due 2030
On February 26, 2021, DaVita Inc., a Delaware corporation (the “Company”), completed the previously announced private add-on offering of $1.0 billion aggregate principal amount of its 4.625% Senior Notes due 2030 (the “Additional 2030 Notes”). The Additional 2030 Notes were issued at an offering price of 101.750% of their face amount (plus accrued interest from December 1, 2020) and mature on June 1, 2030. The first interest payment for the Additional 2030 Notes will be made on June 1, 2021.
The Company received net proceeds from the Additional 2030 Notes offering, after deducting the initial purchaser’s discount and other estimated fees and expenses, of approximately $1.0 billion. The Company intends to use the net proceeds from the Additional 2030 Notes offering (i) to pay down all $550 million of outstanding borrowings under its revolving credit facility, (ii) to pay all fees and expenses related to the Additional 2030 Notes offering and (iii) for general corporate purposes, which may include, without limitation, repayment of other indebtedness and repurchases of its common stock. Accordingly, the Company will have significant discretion over the use of any net proceeds from the Additional 2030 Notes offering.
The terms of the Additional 2030 Notes, other than their issue date, public offering price and first interest payment date, will be identical to the terms of the $1.75 billion principal amount of the Company’s 4.625% Senior Notes due June 1, 2030 previously issued by the Company on June 9, 2020 (the “Existing 2030 Notes” and, together with the Additional 2030 Notes, the “2030 Notes”) under the indenture, dated as of June 9, 2020 (the “Indenture”), among the Company, as issuer, certain subsidiaries of the Company, as guarantors (collectively, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”). The Additional 2030 Notes will have the same CUSIP number as the Existing 2030 Notes and will trade interchangeably and be fungible for federal income tax purposes with the Existing 2030 Notes (except that the Additional 2030 Notes issued pursuant to Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), will trade separately under a different CUSIP number until 40 days after their February 26, 2021 issuance date, but as promptly as practicable thereafter, the Company intends to cause the Additional 2030 Notes issued pursuant to Regulation S to be consolidated with and share the same CUSIP number as the Existing 2030 Notes issued pursuant to Regulation S).
For additional information regarding the terms of the 2030 Notes, see Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2020, which is incorporated by reference herein.
The foregoing descriptions of the Indenture and the 2030 Notes do not purport to be complete and are qualified in their entirety by reference to the actual Indenture and form of 2030 Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1
Indenture, dated as of June 9, 2020, by and among DaVita Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to DaVita Inc.’s Current Report on Form 8-K filed on June 9, 2020).

4.2	Form of 4.625% Senior Notes due 2030 (included as Exhibit A to the Indenture incorporated by reference to Exhibit 4.1 to DaVita Inc.’s Current Report on Form 8-K filed on June 9, 2020).
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: February 26, 2021	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Financial Officer and Treasurer